Exhibit 99.01

Valero Energy Reports 2023 Fourth Quarter and Full Year Results

•Reported net income attributable to Valero stockholders of $1.2 billion, or $3.55 per share, for the fourth quarter and $8.8 billion, or $24.92 per share, for the year
•Reported adjusted net income attributable to Valero stockholders of $8.8 billion, or $24.90 per share, for the year
•Returned $1.3 billion to stockholders through dividends and stock buybacks in the fourth quarter and over $6.6 billion in the year
•Increased quarterly cash dividend on common stock by 5 percent to $1.07 per share on January 18

SAN ANTONIO, January 25, 2024 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $1.2 billion, or $3.55 per share, for the fourth quarter of 2023, compared to $3.1 billion, or $8.15 per share, for the fourth quarter of 2022. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $3.2 billion, or $8.45 per share, for the fourth quarter of 2022.

For 2023, net income attributable to Valero stockholders was $8.8 billion, or $24.92 per share, compared to $11.5 billion, or $29.04 per share, in 2022. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders was $8.8 billion, or $24.90 per share, in 2023, compared to $11.6 billion, or $29.16 per share, in 2022.

Refining
The Refining segment reported operating income of $1.6 billion for the fourth quarter of 2023, compared to $4.3 billion for the fourth quarter of 2022. Refining throughput volumes averaged 3.0 million barrels per day in the fourth quarter of 2023.

“Our operational achievements in health, safety and environmental, mechanical availability and cost management supported best-ever performance in several areas of our operations and contributed to our second best-ever year in adjusted earnings,” said Lane Riggs, Valero’s Chief Executive Officer and President. “We also delivered on our commitment to return cash to shareholders, invest with discipline, and advance our low-carbon fuels strategy.”

Renewable Diesel
The Renewable Diesel segment, which consists of the Diamond Green Diesel joint venture (DGD), reported $84 million of operating income for the fourth quarter of 2023, compared to $261 million for the fourth quarter of 2022. Segment sales volumes averaged 3.8 million gallons per day in the fourth quarter of 2023, which was 1.3 million gallons per day higher than the fourth quarter of 2022. The higher sales volumes were due to the impact of additional volumes from the DGD Port Arthur plant, which started up in the fourth quarter of 2022. Operating income was lower than the fourth quarter of 2022 due to lower renewable diesel margin in the fourth quarter of 2023.

Ethanol
The Ethanol segment reported $190 million of operating income for the fourth quarter of 2023, compared to $7 million for the fourth quarter of 2022. Adjusted operating income was $205 million for the fourth quarter of 2023, compared to $69 million for the fourth quarter of 2022. Ethanol production volumes averaged 4.5 million gallons per day in the fourth quarter of 2023, which was 448 thousand gallons per day higher than the fourth quarter of 2022. Adjusted operating income was higher than the fourth quarter of 2022 primarily as a result of higher production volumes and lower corn prices in the fourth quarter of 2023.

Corporate and Other
General and administrative expenses were $295 million in the fourth quarter of 2023 and $998 million for the year. The effective tax rate for 2023 was 22 percent.

Investing and Financing Activities
Net cash provided by operating activities was $1.2 billion in the fourth quarter of 2023. Included in this amount was a $631 million unfavorable impact from working capital and $65 million of adjusted net cash provided by operating activities associated with the other joint venture member’s share of DGD. Excluding these items, adjusted net cash provided by operating activities was $1.8 billion in the fourth quarter of 2023.

Net cash provided by operating activities in 2023 was $9.2 billion. Included in this amount was a $2.3 billion unfavorable impact from working capital and $512 million of adjusted net cash provided by operating activities associated with the other joint venture member’s share of DGD. Excluding these items, adjusted net cash provided by operating activities in 2023 was $11.0 billion.

Capital investments totaled $540 million in the fourth quarter of 2023, of which $460 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to the other joint venture member’s share of DGD, capital investments attributable to Valero were $506 million in the fourth quarter of 2023 and $1.8 billion in 2023.

Valero returned $1.3 billion to stockholders in the fourth quarter of 2023, of which $346 million was paid as dividends and $966 million was for the purchase of approximately 7.5 million shares of common stock. In 2023, Valero returned over $6.6 billion to stockholders, or 60 percent of adjusted net cash provided by operating activities, consisting of $5.2 billion in stock buybacks and $1.5 billion in dividends.

Valero defines payout ratio as the sum of dividends paid and the total cost of stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to the other joint venture member’s share of DGD.

On January 18, Valero announced an increase of its quarterly cash dividend on common stock from $1.02 per share to $1.07 per share.

Liquidity and Financial Position
Valero ended 2023 with $9.2 billion of total debt, $2.3 billion of finance lease obligations and $5.4 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 18 percent as of December 31, 2023.

Strategic Update
The Sustainable Aviation Fuel (SAF) project at the DGD Port Arthur plant remains on schedule with completion expected in the first quarter of 2025 for a total cost of $315 million, with half of that attributable to Valero. The project is expected to give the plant the optionality to upgrade approximately 50 percent of its current 470 million gallon renewable diesel annual production capacity to SAF. With the completion of this project, DGD is expected to become one of the largest manufacturers of SAF in the world.

“Our discipline on growth through return driven investments in our core refining and low-carbon fuels businesses should continue to strengthen our competitive advantage and drive long-term shareholder returns,” said Riggs.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, Valero), is a multinational manufacturer and marketer of petroleum-based and low-carbon liquid transportation fuels and petrochemical products, and it sells its products primarily in the United States (U.S.), Canada, the United Kingdom (U.K.), Ireland and Latin America. Valero owns 15 petroleum refineries located in the U.S., Canada and the U.K. with a combined throughput capacity of approximately 3.2 million barrels per day. Valero is a joint venture member in Diamond Green Diesel Holdings LLC, which owns two renewable diesel plants located in the U.S. Gulf Coast region with a combined production capacity of approximately 1.2 billion gallons per year, and Valero owns 12 ethanol plants located in the U.S. Mid-Continent region with a combined production capacity of approximately 1.6 billion gallons per year. Valero manages its operations through its Refining, Renewable Diesel and Ethanol segments. Please visit investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations and Finance, 210-345-1982
Eric Herbort, Director – Investor Relations and Finance, 210-345-3331
Gautam Srivastava, Director – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release and the accompanying earnings release tables, or made during the conference call, that state Valero’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” “forecast,” and other similar expressions identify forward-looking statements. Forward-looking statements in this release and the accompanying earnings release tables include, and those made on the conference call may include, statements relating to Valero’s low-carbon fuels strategy, expected timing, cost and performance of projects, future market and industry conditions, future operating and financial performance, future production and manufacturing ability and size, and management of future risks, among other matters. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of Valero’s control, such as legislative or political changes or developments, market dynamics, cyberattacks, weather events, and other matters affecting Valero’s operations or the demand for Valero’s products. These factors also include, but are not limited to, the uncertainties that remain with respect to current or contemplated legal, political or regulatory developments that are adverse to or restrict refining and marketing operations, or that impose profits, windfall or margin taxes or penalties, global geopolitical and other conflicts and tensions, the impact of inflation on margins and costs, economic activity levels, and the adverse effects the foregoing may have on Valero’s business plan, strategy, operations and financial performance. For more information concerning these and other factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, Refining margin, Renewable Diesel margin, Ethanol margin, adjusted Refining operating income, adjusted Ethanol operating income, adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable GAAP measures. Note (h) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Statement of income data
Revenues	$35,414	$41,746	$144,766	$176,383
Cost of sales:
Cost of materials and other (a)	31,267	34,811	123,087	150,770
Operating expenses (excluding depreciation and amortization expense reflected below)	1,594	1,638	6,089	6,389
Depreciation and amortization expense (b)	679	622	2,658	2,428
Total cost of sales	33,540	37,071	131,834	159,587
Asset impairment loss (c)	—	61	—	61
Other operating expenses	15	26	33	66
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	295	282	998	934
Depreciation and amortization expense	11	11	43	45
Operating income	1,553	4,295	11,858	15,690
Other income, net (e)	145	92	502	179
Interest and debt expense, net of capitalized interest	(149)	(137)	(592)	(562)
Income before income tax expense	1,549	4,250	11,768	15,307
Income tax expense (f)	331	1,018	2,619	3,428
Net income	1,218	3,232	9,149	11,879
Less: Net income attributable to noncontrolling interests	16	119	314	351
Net income attributable to Valero Energy Corporation stockholders	$1,202	$3,113	$8,835	$11,528

Earnings per common share	$3.55	$8.15	$24.93	$29.05
Weighted-average common shares outstanding (in millions)	337	380	353	395

Earnings per common share – assuming dilution	$3.55	$8.15	$24.92	$29.04
Weighted-average common shares outstanding – assuming dilution (in millions)	338	381	353	396

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended December 31, 2023
Revenues:
Revenues from external customers	$33,546	$833	$1,035	$—	$35,414
Intersegment revenues	10	801	296	(1,107)	—
Total revenues	33,556	1,634	1,331	(1,107)	35,414
Cost of sales:
Cost of materials and other	30,003	1,407	973	(1,116)	31,267
Operating expenses (excluding depreciation and amortization expense reflected below)	1,376	84	132	2	1,594
Depreciation and amortization expense	600	59	21	(1)	679
Total cost of sales	31,979	1,550	1,126	(1,115)	33,540
Other operating expenses	—	—	15	—	15
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	295	295
Depreciation and amortization expense	—	—	—	11	11
Operating income by segment	$1,577	$84	$190	$(298)	$1,553

Three months ended December 31, 2022
Revenues:
Revenues from external customers	$39,566	$1,066	$1,114	$—	$41,746
Intersegment revenues	32	528	233	(793)	—
Total revenues	39,598	1,594	1,347	(793)	41,746
Cost of sales:
Cost of materials and other	33,280	1,221	1,095	(785)	34,811
Operating expenses (excluding depreciation and amortization expense reflected below)	1,398	77	161	2	1,638
Depreciation and amortization expense	565	35	22	—	622
Total cost of sales	35,243	1,333	1,278	(783)	37,071
Asset impairment loss (c)	—	—	61	—	61
Other operating expenses	25	—	1	—	26
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	282	282
Depreciation and amortization expense	—	—	—	11	11
Operating income by segment	$4,330	$261	$7	$(303)	$4,295

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Year ended December 31, 2023
Revenues:
Revenues from external customers	$136,470	$3,823	$4,473	$—	$144,766
Intersegment revenues	18	3,168	1,086	(4,272)	—
Total revenues	136,488	6,991	5,559	(4,272)	144,766
Cost of sales:
Cost of materials and other	117,401	5,550	4,395	(4,259)	123,087
Operating expenses (excluding depreciation and amortization expense reflected below)	5,208	358	515	8	6,089
Depreciation and amortization expense	2,351	231	80	(4)	2,658
Total cost of sales	124,960	6,139	4,990	(4,255)	131,834
Other operating expenses	17	—	16	—	33
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	998	998
Depreciation and amortization expense	—	—	—	43	43
Operating income by segment	$11,511	$852	$553	$(1,058)	$11,858

Year ended December 31, 2022
Revenues:
Revenues from external customers	$168,154	$3,483	$4,746	$—	$176,383
Intersegment revenues	56	2,018	740	(2,814)	—
Total revenues	168,210	5,501	5,486	(2,814)	176,383
Cost of sales:
Cost of materials and other (a)	144,588	4,350	4,628	(2,796)	150,770
Operating expenses (excluding depreciation and amortization expense reflected below)	5,509	255	625	—	6,389
Depreciation and amortization expense (b)	2,247	122	59	—	2,428
Total cost of sales	152,344	4,727	5,312	(2,796)	159,587
Asset impairment loss (c)	—	—	61	—	61
Other operating expenses	63	—	3	—	66
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	—	—	—	934	934
Depreciation and amortization expense	—	—	—	45	45
Operating income by segment	$15,803	$774	$110	$(997)	$15,690

See Operating Highlights by Segment beginning on Table Page 10.
See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$1,202	$3,113	$8,835	$11,528
Adjustments:
Modification of renewable volume obligation (RVO) (a)	—	—	—	(104)
Income tax expense related to modification of RVO	—	—	—	23
Modification of RVO, net of taxes	—	—	—	(81)
Gain on sale of ethanol plant (b)	—	—	—	(23)
Income tax expense related to gain on sale of ethanol plant	—	—	—	5
Gain on sale of ethanol plant, net of taxes	—	—	—	(18)
Asset impairment loss (c)	—	61	—	61
Income tax benefit related to asset impairment loss	—	(14)	—	(14)
Asset impairment loss, net of taxes	—	47	—	47
Environmental reserve adjustment (d)	—	—	—	20
Income tax benefit related to environmental reserve adjustment	—	—	—	(5)
Environmental reserve adjustment, net of taxes	—	—	—	15
Gain on early retirement of debt (e)	—	(38)	(11)	(14)
Income tax expense related to gain on early retirement of debt	—	9	2	3
Gain on early retirement of debt, net of taxes	—	(29)	(9)	(11)
Pension settlement charge (e)	—	58	—	58
Income tax benefit related to pension settlement charge	—	(13)	—	(13)
Pension settlement charge, net of taxes	—	45	—	45
Foreign withholding tax (f)	—	51	—	51
Total adjustments	—	114	(9)	48
Adjusted net income attributable to Valero Energy Corporation stockholders	$1,202	$3,227	$8,826	$11,576

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$3.55	$8.15	$24.92	$29.04
Adjustments:
Modification of RVO (a)	—	—	—	(0.20)
Gain on sale of ethanol plant (b)	—	—	—	(0.05)
Asset impairment loss (c)	—	0.13	—	0.12
Environmental reserve adjustment (d)	—	—	—	0.04
Gain on early retirement of debt (e)	—	(0.08)	(0.02)	(0.03)
Pension settlement charge (e)	—	0.12	—	0.11
Foreign withholding tax (f)	—	0.13	—	0.13
Total adjustments	—	0.30	(0.02)	0.12
Adjusted earnings per common share – assuming dilution	$3.55	$8.45	$24.90	$29.16

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment
Refining operating income	$1,577	$4,330	$11,511	$15,803
Adjustments:
Modification of RVO (a)	—	—	—	(104)
Operating expenses (excluding depreciation and amortization expense reflected below)	1,376	1,398	5,208	5,509
Depreciation and amortization expense	600	565	2,351	2,247
Other operating expenses	—	25	17	63
Refining margin	$3,553	$6,318	$19,087	$23,518

Refining operating income	$1,577	$4,330	$11,511	$15,803
Adjustments:
Modification of RVO (a)	—	—	—	(104)
Other operating expenses	—	25	17	63
Adjusted Refining operating income	$1,577	$4,355	$11,528	$15,762

Renewable Diesel segment
Renewable Diesel operating income	$84	$261	$852	$774
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	84	77	358	255
Depreciation and amortization expense	59	35	231	122
Renewable Diesel margin	$227	$373	$1,441	$1,151

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment (continued)
Ethanol segment
Ethanol operating income	$190	$7	$553	$110
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	132	161	515	625
Depreciation and amortization expense (b)	21	22	80	59
Asset impairment loss (c)	—	61	—	61
Other operating expenses	15	1	16	3
Ethanol margin	$358	$252	$1,164	$858

Ethanol operating income	$190	$7	$553	$110
Adjustments:
Gain on sale of ethanol plant (b)	—	—	—	(23)
Asset impairment loss (c)	—	61	—	61
Other operating expenses	15	1	16	3
Adjusted Ethanol operating income	$205	$69	$569	$151

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of Refining segment operating income to Refining margin (by region), and reconciliation of Refining segment operating income to adjusted Refining segment operating income (by region) (i)
U.S. Gulf Coast region
Refining operating income	$858	$2,629	$6,853	$9,096
Adjustments:
Modification of RVO (a)	—	—	—	(74)
Operating expenses (excluding depreciation and amortization expense reflected below)	716	774	2,837	3,113
Depreciation and amortization expense	377	346	1,459	1,369
Other operating expenses	—	19	11	48
Refining margin	$1,951	$3,768	$11,160	$13,552

Refining operating income	$858	$2,629	$6,853	$9,096
Adjustments:
Modification of RVO (a)	—	—	—	(74)
Other operating expenses	—	19	11	48
Adjusted Refining operating income	$858	$2,648	$6,864	$9,070

U.S. Mid-Continent region
Refining operating income	$120	$551	$1,627	$2,252
Adjustments:
Modification of RVO (a)	—	—	—	(19)
Operating expenses (excluding depreciation and amortization expense reflected below)	197	191	766	772
Depreciation and amortization expense	84	84	334	335
Other operating expenses	—	1	—	1
Refining margin	$401	$827	$2,727	$3,341

Refining operating income	$120	$551	$1,627	$2,252
Adjustments:
Modification of RVO (a)	—	—	—	(19)
Other operating expenses	—	1	—	1
Adjusted Refining operating income	$120	$552	$1,627	$2,234

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (h)
(millions of dollars)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of Refining segment operating income to Refining margin (by region), and reconciliation of Refining segment
operating income to adjusted Refining segment operating
income (by region) (i) (continued)

North Atlantic region
Refining operating income	$579	$1,091	$2,131	$3,384
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	204	192	751	816
Depreciation and amortization expense	63	62	255	259
Other operating expenses	—	2	1	11
Refining margin	$846	$1,347	$3,138	$4,470

Refining operating income	$579	$1,091	$2,131	$3,384
Adjustment: Other operating expenses	—	2	1	11
Adjusted Refining operating income	$579	$1,093	$2,132	$3,395

U.S. West Coast region
Refining operating income	$20	$59	$900	$1,071
Adjustments:
Modification of RVO (a)	—	—	—	(11)
Operating expenses (excluding depreciation and amortization expense reflected below) (g)	259	241	854	808
Depreciation and amortization expense	76	73	303	284
Other operating expenses	—	3	5	3
Refining margin	$355	$376	$2,062	$2,155

Refining operating income	$20	$59	$900	$1,071
Adjustments:
Modification of RVO (a)	—	—	—	(11)
Other operating expenses	—	3	5	3
Adjusted Refining operating income	$20	$62	$905	$1,063

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	485	343	449	343
Medium/light sour crude oil	272	338	307	413
Sweet crude oil	1,517	1,578	1,496	1,474
Residuals	171	218	199	222
Other feedstocks	106	110	115	114
Total feedstocks	2,551	2,587	2,566	2,566
Blendstocks and other	444	455	413	387
Total throughput volumes	2,995	3,042	2,979	2,953

Yields (thousand barrels per day)
Gasolines and blendstocks	1,489	1,501	1,461	1,451
Distillates	1,128	1,153	1,126	1,118
Other products (j)	404	410	420	409
Total yields	3,021	3,064	3,007	2,978

Operating statistics (h) (k)
Refining margin (from Table Page 6)	$3,553	$6,318	$19,087	$23,518
Adjusted Refining operating income (from Table Page 6)	$1,577	$4,355	$11,528	$15,762
Throughput volumes (thousand barrels per day)	2,995	3,042	2,979	2,953

Refining margin per barrel of throughput	$12.89	$22.58	$17.55	$21.82
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.99	5.00	4.79	5.11
Depreciation and amortization expense per barrel of throughput	2.18	2.02	2.16	2.09
Adjusted Refining operating income per barrel of throughput	$5.72	$15.56	$10.60	$14.62

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating statistics (h) (k)
Renewable Diesel margin (from Table Page 6)	$227	$373	$1,441	$1,151
Renewable Diesel operating income (from Table Page 6)	$84	$261	$852	$774
Sales volumes (thousand gallons per day)	3,773	2,443	3,539	2,175

Renewable Diesel margin per gallon of sales	$0.65	$1.66	$1.12	$1.45
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.24	0.34	0.28	0.32
Depreciation and amortization expense per gallon of sales	0.17	0.16	0.18	0.15
Renewable Diesel operating income per gallon of sales	$0.24	$1.16	$0.66	$0.98

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating statistics (h) (k)
Ethanol margin (from Table Page 7)	$358	$252	$1,164	$858
Adjusted Ethanol operating income (from Table Page 7)	$205	$69	$569	$151
Production volumes (thousand gallons per day)	4,510	4,062	4,367	3,866

Ethanol margin per gallon of production	$0.86	$0.67	$0.73	$0.61
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.32	0.43	0.32	0.44
Depreciation and amortization expense per gallon of production (b)	0.05	0.05	0.05	0.04
Gain on sale of ethanol plant per gallon of production (b)	—	—	—	0.02
Adjusted Ethanol operating income per gallon of production	$0.49	$0.19	$0.36	$0.11

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating statistics by region (i)
U.S. Gulf Coast region (h) (k)
Refining margin (from Table Page 8)	$1,951	$3,768	$11,160	$13,552
Adjusted Refining operating income (from Table Page 8)	$858	$2,648	$6,864	$9,070
Throughput volumes (thousand barrels per day)	1,816	1,806	1,791	1,766

Refining margin per barrel of throughput	$11.69	$22.68	$17.07	$21.02
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.29	4.66	4.34	4.83
Depreciation and amortization expense per barrel of throughput	2.26	2.09	2.23	2.12
Adjusted Refining operating income per barrel of throughput	$5.14	$15.93	$10.50	$14.07

U.S. Mid-Continent region (h) (k)
Refining margin (from Table Page 8)	$401	$827	$2,727	$3,341
Adjusted Refining operating income (from Table Page 8)	$120	$552	$1,627	$2,234
Throughput volumes (thousand barrels per day)	462	477	461	447

Refining margin per barrel of throughput	$9.42	$18.84	$16.20	$20.49
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.62	4.35	4.55	4.74
Depreciation and amortization expense per barrel of throughput	1.99	1.92	1.98	2.06
Adjusted Refining operating income per barrel of throughput	$2.81	$12.57	$9.67	$13.69

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating statistics by region (i) (continued)
North Atlantic region (h) (k)
Refining margin (from Table Page 9)	$846	$1,347	$3,138	$4,470
Adjusted Refining operating income (from Table Page 9)	$579	$1,093	$2,132	$3,395
Throughput volumes (thousand barrels per day)	452	494	460	485

Refining margin per barrel of throughput	$20.36	$29.66	$18.69	$25.25
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.90	4.23	4.47	4.61
Depreciation and amortization expense per barrel of throughput	1.51	1.35	1.52	1.46
Adjusted Refining operating income per barrel of throughput	$13.95	$24.08	$12.70	$19.18

U.S. West Coast region (h) (k)
Refining margin (from Table Page 9)	$355	$376	$2,062	$2,155
Adjusted Refining operating income (from Table Page 9)	$20	$62	$905	$1,063
Throughput volumes (thousand barrels per day)	265	265	267	255

Refining margin per barrel of throughput	$14.51	$15.43	$21.15	$23.15
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (g)	10.60	9.87	8.76	8.68
Depreciation and amortization expense per barrel of throughput	3.10	3.00	3.11	3.05
Adjusted Refining operating income per barrel of throughput	$0.81	$2.56	$9.28	$11.42

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$82.72	$88.81	$82.27	$98.86
Brent less West Texas Intermediate (WTI) crude oil	4.36	5.96	4.60	4.43
Brent less WTI Houston crude oil	3.04	4.45	3.15	2.82
Brent less Dated Brent crude oil	(1.43)	(0.11)	(0.44)	(2.22)
Brent less Argus Sour Crude Index crude oil	4.79	9.91	5.34	7.42
Brent less Maya crude oil	10.83	17.21	13.33	11.68
Brent less Western Canadian Select Houston crude oil	12.01	22.51	12.15	15.55
WTI crude oil	78.36	82.85	77.67	94.43

Natural gas (dollars per million British thermal units)	2.27	4.46	2.23	5.83

RVO (dollars per barrel) (l)	4.77	8.55	7.02	7.72

Product margins (RVO adjusted unless otherwise noted) (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	(2.41)	(0.34)	8.83	9.54
Ultra-low-sulfur (ULS) diesel less Brent	24.47	44.23	25.06	38.73
Propylene less Brent (not RVO adjusted)	(50.92)	(56.82)	(47.47)	(42.73)
U.S. Mid-Continent:
CBOB gasoline less WTI	4.05	6.37	17.70	15.88
ULS diesel less WTI	33.10	50.98	32.37	44.11
North Atlantic:
CBOB gasoline less Brent	5.57	11.74	15.61	19.24
ULS diesel less Brent	33.31	64.48	29.47	49.29
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending 87 gasoline less Brent	15.13	15.45	28.45	31.32
California Air Resources Board diesel less Brent	36.88	44.73	32.79	40.97

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 15

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Renewable Diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$2.85	$3.55	$2.81	$3.54
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	0.84	1.82	1.35	1.67
California Low-Carbon Fuel Standard carbon credit (dollars per metric ton)	68.71	65.78	72.42	98.73
U.S. Gulf Coast (USGC) used cooking oil (dollars per pound)	0.47	0.75	0.58	0.77
USGC distillers corn oil (dollars per pound)	0.57	0.76	0.63	0.77
USGC fancy bleachable tallow (dollars per pound)	0.52	0.73	0.59	0.75

Ethanol
Chicago Board of Trade corn (dollars per bushel)	4.75	6.69	5.65	6.94
New York Harbor ethanol (dollars per gallon)	2.12	2.48	2.34	2.57

Table Page 16

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	December 31,
	2023	2022
Balance sheet data
Current assets	$26,221	$24,133
Cash and cash equivalents included in current assets	5,424	4,862
Inventories included in current assets	7,583	6,752
Current liabilities	16,802	17,461
Valero Energy Corporation stockholders’ equity	26,346	23,561
Total equity	28,524	25,468
Debt and finance lease obligations:
Debt –
Current portion of debt (excluding variable interest entities (VIEs))	$167	$—
Debt, less current portion of debt (excluding VIEs)	8,021	8,380
Total debt (excluding VIEs)	8,188	8,380
Current portion of debt attributable to VIEs	1,030	861
Debt, less current portion of debt attributable to VIEs	—	—
Total debt attributable to VIEs	1,030	861
Total debt	9,218	9,241
Finance lease obligations –
Current portion of finance lease obligations (excluding VIEs)	183	184
Finance lease obligations, less current portion (excluding VIEs)	1,428	1,453
Total finance lease obligations (excluding VIEs)	1,611	1,637
Current portion of finance lease obligations attributable to VIEs	26	64
Finance lease obligations, less current portion attributable to VIEs	669	693
Total finance lease obligations attributable to VIEs	695	757
Total finance lease obligations	2,306	2,394
Total debt and finance lease obligations	$11,524	$11,635

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of net cash provided by operating activities to adjusted net cash provided by operating activities (h)
Net cash provided by operating activities	$1,239	$4,096	$9,229	$12,574
Exclude:
Changes in current assets and current liabilities	(631)	(9)	(2,326)	(1,626)
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	65	142	512	436
Adjusted net cash provided by operating activities	$1,805	$3,963	$11,043	$13,764

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 17

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of capital investments to capital investments attributable to Valero (h)
Capital expenditures (excluding VIEs)	$197	$236	$665	$788
Capital expenditures of VIEs:
DGD	52	171	235	853
Other VIEs	7	10	11	40
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	281	210	946	1,030
Deferred turnaround and catalyst cost expenditures of DGD	3	13	59	26
Investments in nonconsolidated joint ventures	—	—	—	1
Capital investments	540	640	1,916	2,738
Adjustments:
DGD’s capital investments attributable to the other joint venture member	(27)	(92)	(147)	(439)
Capital expenditures of other VIEs	(7)	(10)	(11)	(40)
Capital investments attributable to Valero	$506	$538	$1,758	$2,259

Dividends per common share	$1.02	$0.98	$4.08	$3.92

Year Ending December 31, 2024
Reconciliation of expected capital investments to expected capital investments attributable to Valero (h)
Expected capital investments	$2,165
Adjustment: DGD’s capital investments attributable to the other joint venture member	(215)
Expected capital investments attributable to Valero	$1,950

See Notes to Earnings Release Tables beginning on Table Page 19.

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)Under the Renewable Fuel Standard (RFS) program, the U.S. Environmental Protection Agency (EPA) is required to set annual quotas for the volume of renewable fuels that obligated parties, such as us, must blend into petroleum-based transportation fuels consumed in the U.S. The quotas are used to determine an obligated party’s RVO. The EPA released a final rule on June 3, 2022 that, among other things, modified the volume standards for 2020 and, for the first time, established volume standards for 2021 and 2022.
In 2020, we recognized the cost of the RVO using the 2020 quotas set by the EPA at that time, and in 2021 and the three months ended March 31, 2022, we recognized the cost of the RVO using our estimates of the quotas. As a result of the final rule released by the EPA as noted above, we recognized a benefit of $104 million in the year ended December 31, 2022 primarily related to the modification of the 2020 quotas.
(b)Depreciation and amortization expense for the year ended December 31, 2022 includes a gain of $23 million on the sale of our ethanol plant located in Jefferson, Wisconsin (Jefferson ethanol plant).
(c)Our ethanol plant located in Lakota, Iowa (Lakota ethanol plant) was previously configured to produce USP-grade ethanol, a higher grade ethanol suitable for hand sanitizer blending that has a higher market value than fuel-grade ethanol. During 2022, demand for USP-grade ethanol declined and had a negative impact on the profitability of the plant. As a result, we tested the recoverability of the carrying value of the Lakota ethanol plant and concluded that it was impaired. Therefore, we reduced the carrying value of the plant to its estimated fair value and recognized an asset impairment loss of $61 million in the three months and year ended December 31, 2022.
(d)General and administrative expenses (excluding depreciation and amortization expense) for the year ended December 31, 2022 includes a charge of $20 million for an environmental reserve adjustment associated with a non-operating site.
(e)“Other income, net” includes the following:
◦a net gain of $11 million in the year ended December 31, 2023 related to the early retirement of $199 million aggregate principal amount of various series of our senior notes;

◦a net gain of $38 million and $14 million in the three months and year ended December 31, 2022, respectively, related to the early retirement of $442 million and approximately $3.1 billion aggregate principal amount, respectively, of various series of our senior notes; and
◦a pension settlement charge of $58 million in the three months and year ended December  31, 2022 resulting from a greater number of employees that retired in 2022 who elected lump sum benefit payments from our defined benefit pension plans than estimated.
(f)Income tax expense for the three months and year ended December 31, 2022 includes deferred income tax expense of $51 million associated with the recognition of a deferred tax liability for foreign withholding tax on the repatriation of cash held by one of our international subsidiaries that we considered no longer permanently reinvested in our operations in that country.

(g)Operating expenses (excluding depreciation and amortization expense) for the three months and year ended December 31, 2023 includes an environmental regulatory reserve adjustment.

(h)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Table Page 19

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
Non-GAAP measures are as follows:

◦Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders adjusted to reflect the items noted below, along with their related income tax effect. The income tax effect for the adjustments was calculated using a combined federal and state statutory rate for the U.S.-based adjustments of 22.5 percent and a local statutory income tax rate for foreign-based adjustments. We have adjusted for these items because we believe that they are not indicative of our core operating performance and that their adjustment results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each adjustment is provided below.

–Modification of RVO – The net benefit resulting from the modification of our RVO for 2020 and 2021 that was recognized by us in June 2022 is not associated with the cost of the RVO generated by our operations during the year ended December 31, 2022. See note (a) for additional details.

–Gain on sale of ethanol plant – The gain on the sale of our Jefferson ethanol plant (see note (b)) is not indicative of our ongoing operations.

–Asset impairment loss – The asset impairment loss attributable to our Lakota ethanol plant (see note (c)) is not indicative of our ongoing operations or our expectations about the profitability of our ethanol business.

–Environmental reserve adjustment – The environmental reserve adjustment (see note (d)) is attributable to a site that was shut down by prior owners and subsequently acquired by us (referred to by us as a non-operating site).

–Gain on early retirement of debt – Discounts, premiums, and other expenses recognized in connection with the early retirement of various series of our senior notes (see note (e)) are not associated with the ongoing costs of our borrowing and financing activities.

–Pension settlement charge – The settlement charge (see note (e)) is largely the result of the rising interest rate environment in 2022 and the impact of higher interest rates on lump sum pension benefits that affected employee retirement decisions. Therefore, the settlement charge is not indicative of the ongoing costs associated with our pension plans.

–Foreign withholding tax – The deferred income tax expense associated with the recognition of a deferred tax liability for foreign withholding tax (see note (f)) is the result of a change in the three months and year ended December 31, 2022 in the manner in which cash generated by the company’s business in international jurisdictions is deployed in the U.S.

◦Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦Refining margin is defined as Refining segment operating income excluding the modification of RVO adjustment (see note (a)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe Refining margin is an important measure of our Refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.
◦Renewable Diesel margin is defined as Renewable Diesel segment operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe Renewable Diesel margin is an important measure of our Renewable Diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

Table Page 20

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Ethanol margin is defined as Ethanol segment operating income excluding operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, the asset impairment loss (see note (c)), and other operating expenses. We believe Ethanol margin is an important measure of our Ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Adjusted Refining operating income is defined as Refining segment operating income excluding the modification of RVO adjustment (see note (a)) and other operating expenses. We believe adjusted Refining operating income is an important measure of our Refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted Ethanol operating income is defined as Ethanol segment operating income excluding the gain on sale of ethanol plant (see note (b)), the asset impairment loss (see note (c)), and other operating expenses. We believe adjusted Ethanol operating income is an important measure of our Ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD – We are a 50 percent joint venture member in DGD and we consolidate DGD’s financial statements. Our Renewable Diesel segment includes the operations of DGD and the associated activities to market its products. Because we consolidate DGD’s financial statements, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each member and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to the other joint venture member’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
DGD operating cash flow data
Net cash provided by operating activities	$50	$—	$537	$661
Exclude: Changes in current assets and current liabilities	(80)	(283)	(488)	(210)
Adjusted net cash provided by operating activities	130	283	1,025	871
Other joint venture member’s ownership interest	50%	50%	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to the other joint venture member’s ownership interest in DGD	$65	$142	$512	$436

Table Page 21

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Capital investments attributable to Valero is defined as all capital expenditures and deferred turnaround and catalyst cost expenditures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to the other joint venture member and all of the capital expenditures of VIEs other than DGD.
DGD’s members use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each member, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of other VIEs that we consolidate because we do not operate those VIEs. We believe capital investments attributable to Valero is an important measure because it more accurately reflects our capital investments.

(i)The Refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(j)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(k)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the Refining segment, Renewable Diesel segment, and Ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
(l)The RVO cost represents the average market cost on a per barrel basis to comply with the RFS program. The RVO cost is calculated by multiplying (i) the average market price during the applicable period for the RINs associated with each class of renewable fuel (i.e., biomass-based diesel, cellulosic biofuel, advanced biofuel, and total renewable fuel) by (ii) the quotas for the volume of each class of renewable fuel that must be blended into petroleum-based transportation fuels consumed in the U.S., as set or proposed by the EPA, on a percentage basis for each class of renewable fuel and adding together the results of each calculation.

Table Page 22